Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Lee Schram and Terry D. Peterson their true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company's annual report on Form 10-K for the year ended December 31, 2010, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date

/s/ Lee Schram	2/16/2011
Lee Schram, Director and Principal Executive Officer

/s/ Terry D. Peterson	2/16/2011
Terry D. Peterson, Principal Financial
Officer and Principal Accounting Officer

/s/ Ronald C. Baldwin	2/16/2011
Ronald C. Baldwin, Director

/s/ Charles A. Haggerty	2/16/2011
Charles A. Haggerty, Director

/s/ Isaiah Harris, Jr	2/16/2011
Isaiah Harris, Jr., Director

/s/ Don J. McGrath	2/16/2011
Don J. McGrath, Director

/s/ Cheryl Mayberry McKissack	2/16/2011
Cheryl Mayberry McKissack, Director

/s/ Neil J. Metviner	2/16/2011
Neil J. Metviner, Director

/s/ Stephen P. Nachtsheim	2/16/2011
Stephen P. Nachtsheim, Director

/s/ Mary Ann O’Dwyer	2/16/2011
Mary Ann O’Dwyer, Director

/s/ Martyn R. Redgrave	2/16/2011
Martyn R. Redgrave, Director